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                              MAURICE R. GREENBERG



                                                                    June 8, 2005



Board of Directors
American International Group, Inc.
70 Pine Street
New York, New York 10270

Dear Board Members:

I write today to tender my resignation from the Board of Directors, effective immediately.

I previously stated my intention not to stand for re-election to the Board. My decision to resign now results from my inability to receive information regarding the company and its operations necessary to fulfill my fiduciary duties.

I wish the employees of AIG every future success.



                                                     Sincerely,

                                                     /s/ M. R. GREENBERG
                                                     ------------------------
                                                     Maurice R. Greenberg